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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of El Paso Natural Gas Company (the "Company") on Form S-3 (File Nos. 333-14617, 333-42713, 33-44327, and 33-55153) and the registration statements of the Company on Form S-8 (File Nos. 333-26813, 333-26823, 333-26831, 33-46519,
33-48853, 33-51851 and 33-57553) of our report dated March 12, 1998, on our audits of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Houston, Texas
March 20, 1998